Exhibit 10.24

FACILITY AGREEMENT

FACILITY AGREEMENT (this “Agreement”), dated as of October 30, 2007, between Hana  Biosciences Inc., a Delaware corporation (the “Borrower”), and Deerfield Private Design Fund, L.P. (“Deerfield Private Design Fund”), Deerfield Special Situations Fund L.P., a limited partnership organized under the laws of Delaware, Deerfield Special Situations Fund International Limited, a company organized under the laws of the British Virgin Islands (“Deerfield International”) and Deerfield Private Design International, L.P. (“Deerfield Private Design International” and together with Deerfield International, the “Offshore Lenders”), a limited partnership organized under the laws of the British Virgin Islands (together the “Lenders” and, together with the Lenders, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower wishes to borrow from the Lenders up to thirty million Dollars ($30,000,000) for the purposes described in Section 2.1; and

WHEREAS, the Lenders desire on the terms hereinafter set forth to make loans to the Borrower from time to time for such purposes;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

General Definitions.  Wherever used in this Agreement, or the Exhibits or Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Additional Amounts” has the meaning given to it in Section 2.6(b).

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with that Person; (b) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interest in such Person; (c) any officer, director, partner, member, or shareholder of such Person; or (d) any spouse, parent, sibling (natural born or adopted) or child (natural born or adopted) of such Person.  As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Business Day” means a day on which banks are open for business in The City of New York.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Collateral” means all right, title and interest of the Borrower in and to all of the Borrower’s assets and properties of any kind, whether tangible or intangible and whether now owned or hereafter acquired, being the assets and properties

“Commitment Period Expiration Date” means the earliest to occur of (a) the date on which any Commitment Termination Event occurs, and (b) October 30, 2009.

“Commitment Termination Event” means the occurrence of any Event of Default.

“Common Stock” means the common stock, par value $0.001 per share, of the Borrower.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement” has the meaning given to it in Section 2.2(a).

“Disbursement Date” means the date on which a Disbursement occurs.

“Disbursement Request” has the meaning given to it in Section 2.2(a).

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Event of Default” has the meaning given to it in Section 6.1.

“Evidence of Disbursement” has the meaning given to it in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means all income taxes, minimum or alternative minimum income taxes, withholding taxes imposed on gross amounts, any tax determined based upon income, capital gains, gross income, sales, net profits, windfall profits or similar items, franchise taxes (or any other tax measured by capital, capital stock or net worth), gross receipts taxes, branch profits taxes, margin taxes (or any other taxes imposed on or measured by net income, or imposed in lieu of net income) payable by the Lenders in any jurisdiction to any Government Authority (or political subdivision or taxing authority thereof) in connection with any payments received under this Agreement by the Lenders, or any such tax imposed in connection with the execution and delivery of, and the performance of its obligations under, this Agreement.

“FDA” means the United States Food and Drug Administration.

“Final Payment” means such amount as may be necessary to repay the Loan in full and any other amounts owing by the Borrower to the Lenders pursuant to the Financing Documents.

“Final Payment Date” means the earlier of (i) the date on which the borrower repays the outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement) to the Lenders pursuant to this Agreement and (ii) the sixth anniversary of the date of this Agreement.

“Financing Documents” means this Agreement, the Note, the Security Agreement, the Registration Rights Agreement, the Warrants and any other document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, and applied on a consistent basis.

“Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, domestic or foreign, federal, state or local having jurisdiction over the matter or matters and Person or Persons in question, including, with limitation, the FDA and the SEC.

“Indemnified Person” has the meaning given to it in Section 7.12.

“Indemnity” has the meaning given to it in Section 7.12.

“Initial Exercise Price of the Warrant” shall equal the last closing bid price of the Common Stock at such time as this Agreement is entered into, as reported on The NASDAQ Global Market (“NASDAQ”) (or such other exchange or trading market that then serves as the principal trading market for Common Stock).

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Loan” means the loan to be made available by the Lenders to the Borrower pursuant to Section 2.2 in the maximum aggregate amount of thirty million Dollars ($30,000,000) or, as the context may require, the principal amount thereof from time to time outstanding.

“Loss” has the meaning given to it in Section 7.12.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, condition (financial or otherwise) or property of the Borrower; (b) the validity or enforceability of any provision of any Financing Document; (c) the ability of the Borrower to timely perform its obligations under each Financing Document; or (d) the rights and remedies of the Lenders under any Financing Document.

“Milestones” mean the numbered event or events set forth on Exhibit B.

“Milestone Products” means the product candidates described in Exhibit B.

“Notes” means the notes issued to the Lenders in the form attached hereto Exhibit A-1 or Exhibit A-2.

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Financing Documents.

“Organizational Documents” means the Certificate of Incorporation and By-laws of the Borrower.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lenders arising under this Agreement or any other financial document; (ii) Indebtedness existing as of the date hereof (which the Borrower represents to not be in excess of $250,000 (iii)  Indebtedness to trade creditors incurred in the ordinary course of business; (iv) Subordinated Debt; and (v) extensions, refinancing and renewals of any items of Permitted Indebtedness, provided that the principal amounts is not increased or the terms modified to impose more burdensome terms upon the Borrower.

“Permitted Liens” means: (i) Liens existing on the date hereof and disclosed on Exhibit D hereof; (ii) Liens in favor of the Lenders; (iii) statutory Liens created by operation of applicable law; (iv) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (v) Liens securing purchase money or capitalized lease equipment financing; and (vi) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between the Borrower and the Lenders.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder

“Security Agreement” means the Security Agreement with respect to the Collateral, dated as of the date hereof, by and between the Borrower and the Lenders.

“Subordinated Debt” means Indebtedness of Borrower subject to a Subordination Agreement in the form of Exhibit D hereto.

“Subsidiary or Subsidiaries: means, as to Borrower, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.

“Taxes” means all deductions or withholdings for any and all present and future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, all other governmental charges, and all liabilities with respect thereto.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Warrants” means the warrants attached hereto as part of Exhibit C issued pursuant to Section 2.11.

Section 1.2

Interpretation.  In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to this Agreement or any of the Financing Documents means such agreement or document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3

Business Day Adjustment.  Where the day by which a payment is due to be made is not a Business Day, that payment shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made by the Business Day immediately preceding the day by which such payment is due to be made.

ARTICLE II

AGREEMENT FOR THE LOAN

Section 2.1

Use of Proceeds.  The Borrower shall use the Loan proceeds to engage in the clinical development of the Milestone Products and its other product candidates, and for general corporate purposes, including the potential licensing, acquisition and development of new products or product candidates.  The Borrower represents and warrants that it has no present understandings, commitments or agreement with respect to any acquisitions, in-licensing transactions or other strategic transactions, and no portion of the Loan proceeds has been allocated for any such transaction.

Section 2.2

Disbursements.

(a)

Subject to satisfaction of the conditions contained in Article IV, a disbursement of a portion of the Loan (each a “Disbursement”) in an amount set forth on

Exhibit B for each Milestone shall be made when indicated on Exhibit B for such Milestone upon the Borrower’s request (a “Disbursement Request”) in the form of Schedule 1, delivered to the Lenders not less than fifteen Business Days prior to the proposed date of such Disbursement.  Against each Disbursement, the Borrower shall deliver to the Lenders a completed receipt (the “Evidence of Disbursement”) in the form of Schedule 2, which receipt shall not be effective until the Disbursement is actually advanced to the Borrower.

(b)

The Lenders shall not be required to make any Loan if (a) the Commitment Period Expiration Date shall have occurred, or (b) after giving effect thereto, the aggregate outstanding principal amount of the Loans would exceed $30,000,000.

Section 2.3

Repayment.  The Borrower shall remit the Final Payment to Lenders on the earlier to occur of (i) the Final Payment Date and (ii) a Commitment Termination Event.

Section 2.4

Initial Payment.  The Borrower represents and warrants that on the date hereof, the Borrower has paid to Deerfield Management Company, L.P. a commitment fee of $1,050,000.

Section 2.5

Payments.  Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m New York City time on such date that any such payment is due, at such bank or places, as Deerfield Private Design shall from time to time designate in writing.  The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Financing Documents, except for any costs imposed by the Lenders’ banking institutions.

Section 2.6

Taxes, Duties and Fees.

(a)

The Borrower shall pay or cause to be paid all present and future Taxes (other than Excluded Taxes, if any), duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by any Government Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, by any organization of which the applicable Government Authority is a member, or by any jurisdiction through which the Borrower makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement, and all payments of principal and other amounts due under this Agreement shall be made without deduction for or on account of any such Taxes, duties, fees and other charges, except for Excluded Taxes, which may be deducted or withheld from payments made by the Borrower only if such deduction or withholding is required by applicable law.

(b)

If the Borrower is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid except for Excluded Taxes, the principal or other amounts due under this Agreement (as applicable) shall be increased to such amount as shall be necessary to yield and remit to the Lenders the full amount it would have received taking into account any such Taxes (except for Excluded Taxes), duties, fees or other charges payable on amounts payable by the Borrower under this Section 2.6(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).

(c)

If Section 2.6(b) above applies and the Lenders so require the Borrower shall deliver to the Lenders official tax receipts evidencing payment (or certified copies of them) of the Additional Amounts within thirty (30) days of the date of payment.

(d)

If the Lenders receive a refund from a Government Authority to which the Borrower has paid withholding Taxes pursuant to this Section 2.6, the Lenders shall pay such refund to the Borrower.

Section 2.7

Costs, Expenses and Losses.  If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor, or to borrow in accordance with a request for Disbursement made pursuant to Section 2.2, the Lenders shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Disbursement, the Borrower shall pay to the Lenders upon request by the Lenders, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such costs, expenses and/or losses.  For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.

Section 2.8

Interest Rate.

The Loan shall bear interest (calculated on the basis of the actual number of days elapsed in each month) at a rate per annum equal to 9.85% (the “Interest Rate”). Interest shall be paid quarterly in arrears commencing on December 31, 2007 and on the last Business Day of each March, June, September and December thereafter.

Section 2.9

Interest on Late Payments.  Without limiting the remedies available to the Lenders under the Financing Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make any payment of principal or interest with respect to the Loan, the Borrower shall pay, in respect of the outstanding principal amount and interest  of the Loan, interest at the rate per annum equal to the Interest Rate plus five hundred (500) basis points for so long as such payment remains outstanding (the “Default Interest”).  Such interest shall be payable on demand.

Section 2.10

Payment in Common Stock.    In lieu of making any payment required under the Notes, the Borrower, with the prior written consent of the Lenders which consent may be withheld in their sole and absolute discretion for any reason whatsoever or for no reason, may issue to the Lenders shares of Common Stock registered for resale under the Securities Act of 1933 with a value equal to the value of such payment under the Notes based on a per share value to be agreed upon by the Borrowers and the Lenders; provided, however, that such value may never be less than an amount equal to the Initial Exercise Price of the Warrant (subject to appropriate adjustment to reflect any stock splits, recapitalization or reclassification or other similar events occurring subsequent to the date hereof) Notwithstanding the foregoing, no payments under the Note may be made in shares of Common Stock to the extent the number of shares so issued, together with the number of other shares of Common Stock beneficially owned by the Lenders and their affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Lenders for purposes of Section 13(d) of the Securities Exchange Act of 1934 (includes “group” members), would exceed 9.98% of the total number of shares of Common Stock of the Borrower then outstanding.

Section 2.11

Delivery of Warrants.   On the date hereof, the Borrower shall issue to the Lenders Warrants to purchase the number of shares of Common Stock set forth in Exhibit C (subject to adjustment as set forth in the Warrant) at an initial Exercise Price (as defined in the Warrant) equal to the Initial Exercise Price of the Warrant (the “Initial Warrant”). Subsequent to the date of such issuance, upon disbursement of the funds described in Items 5-7 of Exhibit B, the Borrower shall issue to the Lenders, on the date such applicable disbursements has/have been made, Warrants to purchase the number of shares of Common Stock set forth opposite such condition(s) as set forth on Exhibit C (subject to appropriate adjustment to reflect any stock splits, recapitalizations, reclassifications or other similar events occurring between the date hereof and the date of issuance of such Warrants and further subject to increase in the number of Warrant Shares subject to such Warrants to reflect the issuance or sale of shares of Common Stock between the date hereof and the date of issuance of such Warrants so as to give effect to the provisions of Section 5(d) of the Warrant as if such Warrants were issued as of the date hereof).  The initial Exercise Price of such additional Warrants shall also be equal to the Initial Exercise Price of the Warrant (subject to appropriate adjustment to reflect any stock splits, recapitalizations, reclassifications or other similar events occurring between the date hereof and the date of the issuance of such Warrants). In addition, on the date hereof, the Borrower shall issue to the Lenders Warrants to purchase 400,000 shares of Common Stock (subject to adjustment as set forth in the Warrant) (the “Additional Warrants”) at an initial exercise price equal to the Initial Exercise Price of the Warrant.  All Warrants issuable hereunder shall be in the form annexed hereto as Exhibit C; provided, however, that the Additional Warrants shall not contain Section 5(d) in the form annexed hereto as Exhibit C.

Section 2.12

Warrant Anti-Dilution Buy-Out.  Borrower shall have the right and option to terminate any further adjustments following the exercise of such option to the number of shares underlying the Warrant pursuant to Section 5(d) of the Warrants in accordance with this Section 2.12 (the “Anti-Dilution Buy Down Option”). The Borrower may exercise the Anti-Dilution Buy Down Option at any time during the 30-day period following the third (3rd) anniversary of the date of this Agreement by delivering to the Lenders written notice of such exercise, together with payment of $2,500,000 in immediately available funds.  The Borrower may also exercise the Anti-Dilution Buy Down Option at any time during the 30-day period following the fourth (4th) anniversary of the date of this Agreement by delivering to the Lenders written notice of such exercise, together with payment of $1,500,000 in immediately available funds.  Notwithstanding the foregoing, the Borrower may not exercise the Anti-Dilution Buy Down Option unless it has fully repaid or otherwise satisfied all amounts owing to the Lenders under the Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1

Representations and Warranties of the Borrower.  The Borrower represents and warrants as of the date hereof and as of each Disbursement Date as follows:

(a)

The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)

The Borrower is conducting its business in compliance with its Organizational Documents.  The Organizational Documents of the Borrower (including all amendments thereto) as currently in effect have been furnished to the Lenders and remain in full force and effect with no defaults outstanding thereunder.

(c)

The Borrower has full power and authority to enter into each of the Financing Documents and to make the borrowings and the other transactions contemplated thereby.

(d)

All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities or other Persons that are necessary for the conduct of its business as currently conducted and as proposed to be conducted, for the borrowing hereunder, the execution and delivery of the Financing Documents and the performance by the Borrower of its obligations thereunder, have been obtained and are in full force and effect.

(e)

Each Financing Document has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(f)

No Default or Event of Default (or any other default or event of default, however described) has occurred under any of the Financing Documents.

(g)

Neither the entering into any of the Financing Documents nor the compliance with any of its terms conflicts with, violates or results in a breach of any of the terms of, or constitutes a default or event of default (however described) or requires any consent under, any agreement or to which the Borrower is a party or by which it is bound, or violates any of the terms of the Organizational Documents or any judgment, decree, resolution, award or order or any statute, rule or regulation applicable to the Borrower or its assets.

(h)

The Borrower is not engaged in or the subject of any litigation, arbitration, administrative regulatory compliance proceeding, or investigation, nor are there any litigation, arbitration, administrative regulatory compliance proceedings or investigations pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Government Authority against the Borrower, and the Borrower is not aware of any facts likely to give rise to any such proceedings.

(i)

The Borrower (i) is capable of paying its debts as they fall due, is not unable and has not admitted its inability to pay debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(j)

No Lien exists on Borrower’s property, except for Permitted Liens.

(k)

The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.

Section 3.2

Borrower Acknowledgment.  The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Financing Documents and that the Lenders has entered into this Financing Documents on the basis of, and in full reliance on, each of such representations and warrantiess.  The Borrower represents and warrants to the Lenders that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties misleading.

Section 3.3

Representations and Warranties of the Lenders.  Each of the Lenders represents and warrants to the Borrower as of the date hereof and as of each date Warrants are granted pursuant to this Agreement that:

(a)

It is acquiring the Warrants and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of the Warrants or Exercise Shares or any part thereof.  Each of the Lenders also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares such Lender is acquiring is being acquired for, and will be held for, its account only.

(b)

The Warrants and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Borrower is to be effected.  Each of the Lenders realizes that the basis for the exemptions may not be present, if notwithstanding its representations such Lender has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  None of the Lenders has such present intention.

(c)

The Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available.

(d)

Neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Borrower, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitation.

(e)

It will not make any disposition of all or any part of the Warrants or Exercise Shares until:

(i)

The Borrower shall have received a  letter secured by such Lender from the SEC stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)

There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)

Such Lender shall have notified the Borrower of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel for the Borrower with an opinion of counsel, substantially in the form annexed as Exhibit C to the Warrant.  The Borrower agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act.

(f)

It understands and agrees that all certificates evidencing the shares to be issued to the Lenders may bear the following legend.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF
OCTOBER __, 2007. AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(g)

Such Lender is an “accredited investor” as defined in Regulation D promulgated under Act.

(h)

Such Lender is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation.

ARTICLE IV

CONDITIONS OF DISBURSEMENTS

Section 4.1

Conditions to Initial Disbursement of the Loan.  The obligation of the Lenders to make the initial Disbursement of the Loan shall be subject to the fulfillment of the following conditions:

(a)

Deerfield Private Design shall have received a copy of all documents authorizing the Borrower to execute, deliver and perform each of the Financing Documents and to engage in the transactions contemplated thereby and an opinion of Borrower’s counsel satisfactory to Deerfield Private Design.

(b)

Unless otherwise notified by the Borrower and without prejudice to the generality of this Section 4.1, the right of the Lenders to require compliance with any condition under this Agreement which may be waived by the Lenders in respect of any Disbursement is expressly preserved for the purpose of any subsequent Disbursement.

ARTICLE V

PARTICULAR COVENANTS

Section 5.1

Affirmative Covenants.  Unless the Lenders shall otherwise agree:

(a)

The Borrower shall (i) maintain its existence and qualify and remain qualified to do its business as currently conducted; (ii) maintain all approvals necessary for the Financing Documents; and (iii) operate its business with due diligence, efficiency and in conformity with sound business practices except where the failure to so maintain or operate, individually or in the aggregate, could not have a Material Adverse Effect.

(b)

The Borrower shall comply in all material respects with  all applicable laws, rules, regulations and orders of any Government Authority, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.

(c)

The Borrower shall obtain, make and keep in full force and effect all licenses, contracts, consents, approvals and authorizations from and registrations with Government Authorities that may be required to conduct its business.

(d)

The Borrower shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default; or (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect; and (iii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), could constitute an event of default (however described) under any of the Financing Documents.

(e)

The Borrower shall use reasonable commercial efforts to carry out the development program contemplated by the Milestones.

(f)

The Borrower shall comply with the terms of each of the Financing Documents.

(g)

(i) the Borrower will  timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of  the Securities Exchange Act) any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act prepared by the Borrower as soon as available; and (ii) the Borrower and its Subsidiaries will provide to Deerfield Private Design copies of all documents, reports, financial data and other information as Deerfield Private Design may reasonably request, and permit the Lenders to visit and inspect any of the properties of the Borrower and its Subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as Deerfield Private Design may reasonably request; and (iv) Lenders shall have the right to consult with and advise the management of the Borrower and its Subsidiaries on matters relating to the operation of the Borrower and it Subsidiaries.

Section 5.2

Negative Covenants. Unless the Lenders shall otherwise agree:

(a)

The Borrower shall not undertake or permit any (i) conversion of the Borrower into another form; or (ii) any sale, transfer, lease or exchange or other action with respect to the disposal of, or disposition of rights to assets or business lines of the Borrower that are necessary for the development of the Milestone Products in a single transaction or series of transactions; provided, however, that the  Borrower may enter into any collaborative arrangements, licensing agreement, joint venture or partnership provided the development or commercial exploitation of the technology or products of the Borrower whereby its income or profits are or might be shared with any other Person.

(b)

The Borrower shall not (i) liquidate or dissolve or (ii) consolidate with or merge into any other entity or reorganize without the consent of the Lenders; provided, however, that the Lenders can withhold such consent only if they reasonably determine that the consolidation or merger would have a Material Adverse Effect, or (iii) engage in any transaction with an Affiliate that would be reportable under Item 404 of Regulation S-K promulgated by the SEC, or (iv) enter into any transaction whereby its income or profits are, or might be shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by another Person; provided, however, that the  Borrower may enter into any collaborative arrangements, licensing agreement, joint venture or partnership provided the development or commercial exploitation of the technology or products of the Borrower whereby its income or profits are or might be shared with any other Person.

(c)

The Borrower shall not:  (i) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (ii) assign, sell transfer or otherwise dispose of, any of the Financing Documents, or the rights and obligations thereunder.

(d)

The Borrower shall not create, incur assume, guarantee or be remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on the Borrower an obligation to prepay any Indebtedness, except Indebtedness to the Lenders.

(e)

The Borrower shall not sell, license, transfer, assign, encumber or otherwise dispose of any ownership rights to the intellectual property relating to any of the Milestone Products or any product developed from such intellectual property, except in connection with any collaborative arrangements, licensing agreement, joint venture or partnership to develop or commercially exploit such Milestone Product or other products.

In connection with any discussions between the Borrower and the Lenders reasonably necessary to obtain the Lenders’ consent to the transactions and events described in paragraphs (a) through (e) of this Section 5.2, the Parties acknowledge that it may be necessary for the Borrower to disclose to the Lenders certain material non-public information.  In order for the Borrower to disclose such information in accordance with federal securities laws, including Regulation FD promulgated by the SEC, the Lenders agree to enter into a reasonable and customary confidentiality agreement pursuant to which they agree to maintain such information in confidence and to refrain from trading in the Company’s securities until such time as the information no longer constitutes material non-public information.

Section 5.3

Reimbursement of Taxes.  The Borrower shall pay all Taxes, duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of the Financing Documents and shall, upon notice from the Lenders, reimburse the Lenders for any such Taxes, duties, fees or other charges paid by the Lenders thereon; provided, however, that notwithstanding the foregoing, under no circumstances shall the Borrower have any obligation to reimburse the Lenders for Excluded Taxes.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1

General Acceleration Provision upon Events of Default.  If one or more of the events specified in this Section 6.1 (each an “Event of Default”) shall have happened and be continuing beyond the applicable cure period, the Lenders, by written notice to the Borrower, may cancel the Borrower’s right to request Disbursements and declare the principal of, and all  fees on, the Loan or any part of any of them (together with any other amounts accrued or payable under this Agreement) to be, and the same shall thereupon become, immediately due and payable without prepayment premium without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a)

A Lender shall have failed to receive the Warrants when required to be issued under this Agreement or payment when due of principal, or any other amounts due under the Loan or the Note.

(b)

The Borrower shall have defaulted or failed to comply in any material respect with the due observance or performance of any covenant contained in this Agreement or any Note and such default or failure to comply shall not have been cured by Borrower within 15 days after receiving written notice of such default or failure from Deerfield Private Design.

(c)

Any representation or warranty made by the Borrower in any Financing Document shall be found to have been incorrect, false or misleading in any material respect as of the date it was made, deemed made, reaffirmed or confirmed.

(d)

(i)  The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or of any substantial part of its assets; (iv) the commencement against the Borrower or any substantial part of its assets of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e)

One or more judgments against the Borrower taken as a whole or attachments against any of its property, which in the aggregate exceed one million dollars ($1,000,000), or which could reasonable expected to interfere materially and adversely with the conduct of the business of the borrower remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry of such judgment.

(f)

Any license, permit or approval held by the Borrower including, without limitation from any Government Authority shall have been suspended, canceled or revoked provided, however, that an Event of Default shall not have been deemed to occur if the FDA (or a comparable Government Authority in any foreign jurisdiction) (i) suspends a clinical trial of any Borrower product candidate, including issuing a “clinical hold” letter, or (ii) denies a new drug application, or similar application requesting marketing approval of a Borrower drug candidate.

(g)

Any authorization necessary for the execution, delivery or performance of any Financing Document or for the validity or enforceability of any of the Borrower’s obligations under any Financing Document is not effected or given or is withdrawn or ceases to remain in full force or effect.

(h)

The validity of or any Financing Document shall be contested by any legislative, executive or judicial body of any jurisdiction, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of any Financing Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of its obligations hereunder or thereunder (as applicable).

(i)

The Borrower has failed to comply with the requirements of the Securities  Exchange Act in a manner which could reasonably expected to interfere materially and adversely with the conduct of the business of the Borrower.

(j)

If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $1,000,000.

(k)

If an Event of Default pursuant to the Warrants (as such term is defined in the Warrants) shall have occurred.

Section 6.2

Automatic Acceleration on Dissolution or Bankruptcy.  Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 6.1(d) shall occur, the principal of the Loan (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.3

Recovery of Amounts Due.  If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes Deerfield Private Design to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lenders.

ARTICLE VII

MISCELLANEOUS

Section 7.1

Notices.  Any notice, request or other communication to be given or made under this Agreement to the Parties shall be in writing.  Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the Party giving or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to  whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Agreement.

For the Borrower:

7000 Shoreline Court, Suite 370

South San Francisco, CA  94080

Attention:  Chief Executive Officer

Facsimile:  (650) 588-2787

with a copy (which shall not constitute notice) to:

Maslon Edelman Borman & Brand LLP

90 South Seventh Street, Suite 3300

Minneapolis, Minnesota 55402

Attention: Christopher J. Melsha

Facsimile:  612-642-8343

For the Lenders c/o:

Deerfield Private Design Fund, L.P.

780 Third Avenue, 37th Floor

New York, New York  10017

Attention:  James E. Flynn

Facsimile:  (212) 573-8111

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Facsimile: (212) 894-5827

Attention:  Robert I. Fisher

Section 7.2

Waiver of Notice.  Whenever any notice is required to be given to the Lenders or the Borrower under the any of the Financing Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 7.3

Reimbursement of Legal and Other Expenses.  If any amount owing to the Lenders under any Financing Document shall be collected through enforcement of this Agreement, any refinancing or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Financing Document) documented attorneys’ and other fees and expenses incurred in respect of such collection.

Section 7.4

Applicable Law and Consent to Non-Exclusive New York Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

(a)

The Financing Documents, and any rights of the Lenders arising out of or relating to any Financing Documents, may, at the option of the Lenders, be enforced by the Lenders in the courts of the United States of America located in the Southern District of the State of New York or in any other courts having jurisdiction.  For the benefit of the Lenders, the Borrower hereby irrevocably agrees that any legal action, suit or other proceeding arising out of any Financing Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York.  By the execution and delivery of this Agreement, the Borrower hereby irrevocably consents and submits to the jurisdiction of any such court in any such action, suit or other proceeding.  Final judgment against the Borrower in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.  Nothing contained in any Financing Document shall affect the right of the Lenders to commence legal proceedings or otherwise sue the Borrower in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b)

The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action, suit or other proceeding arising out of or relating to any  Financing

Document, brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

(c)

The Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of any Financing Document or the transactions contemplated by any Financing Document.

(d)

To the extent that the Parties may, in any suit, action or other proceeding brought in any court arising out of or in connection with any Financing Document, be entitled to the benefit of any provision of law requiring the Borrower or the Lenders, as applicable,  in such suit, action or other proceeding to post security for the costs of the Borrower or the Lenders, as applicable, or to post a bond or to take similar action, the Parties hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under any applicable laws.

Section 7.5

Successor and Assigns.

(a)

This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Lenders.

(b)

With respect to the Loans made by the Offshore Lenders, an Affiliate of the Lender shall maintain, as agent to, and on behalf of the Borrower, a register for the recordation of the names and addresses of each assignee and the principal amount of the Loans owing to each Offshore Lender and each assignee from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each Offshore Lender may treat each Person whose name is recorded in the Register as a “Lender” hereunder for the purposes of this Agreement.  The Register shall be available for inspection by the Borrower and each Offshore Lender at any reasonable time and from time to time upon reasonable prior notice.  Until an Offshore Lender has notified the Borrower that a Note has been assigned and that the assignee’s name and address and the principal amount of the Loans being assigned have been recorded in the Register, the Borrower shall recognize the relevant Offshore Lender as the “Lender” with respect to such Loans.

(c)

Notwithstanding anything to the contrary contained herein, if any assignment or participation is to any Person that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code, then such Person shall submit to the Borrower, on or before the date of such assignment or participation an IRS Form W-8BEN (or any successor form) certifying as to such Person’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such Person. Any attempted assignment or participation in violation of this Section 7.5 shall be void and of no force and effect. Until there has been a valid assignment of this Agreement and of all of the rights hereunder by a Lender in accordance with this Section 7.5, the Borrower shall deem and treat such Lender as the absolute beneficial owner and holder of this Agreement and of all of the rights hereunder for all purposes.

Section 7.6

Entire Agreement.  The Financing Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.  The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

Section 7.7

Amendments.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Parties.

Section 7.8

Severability.  If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.9

Counterparts.  This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 7.10

Survival.

(a)

This Agreement and all agreements, representations and warranties made  in the Financing Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Financing Documents shall have been fully paid in accordance with the provisions hereof and thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time any Disbursement was made hereunder.

(b)

The obligations of the Borrower under Sections 2.6 and 2.7 and the obligations of the Borrower and the Lenders under this Article VII hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

Section 7.11

Waiver.  Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision.  No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 7.12

Indemnity.

(a)

The Parties shall, at all times, indemnify and hold each other harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the cost of defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, the Financing Documents, the extension of credit hereunder or the Loan or the use or intended use of the Loan, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”).  The Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss, and over the Lenders or the Borrower, as applicable, and such other Indemnified Person that had an adequate opportunity to defend its interests, determines that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person, which determination results in a final, non-appealable judgment or decision of a court or tribunal of competent jurisdiction.  The Indemnity is independent of and in addition to any other agreement of any Party under any Financing Document to pay any amount to the Lenders or the Borrower, as applicable, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement.

(b)

Without prejudice to the survival of any other agreement of any of the Parties hereunder, the agreements and the obligations of the Parties contained in this Section 7.12 shall survive the termination of each other provision hereof and the payment of all amounts payable to the Lenders hereunder.

Section 7.13

No Usury.  The Financing Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law.  If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower.  All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan  until payment in full so that the deemed  rate of interest on account of the Loan is uniform throughout the term thereof.  The terms and provisions of this paragraph shall control and supersede every other provision of this Agreement and the Notes.

Section 7.14

Further Assurances.  From time to time, the Borrower shall perform any and all acts and execute and deliver to the Lenders such additional documents as may be necessary or as requested by the Lenders to carry out the purposes of any Financing Document or any or to preserve and protect the Lenders’ rights as contemplated therein.

Section 7.15

Termination.  Subject to the provisions of Section 7.10(b), upon repayment of all outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement), the Borrower may terminate this Agreement upon 10 days’ notice to the Lenders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

BORROWER HANA BIOSCIENCES, INC.		LENDER DEERFIELD PRIVATE DESIGN FUND, L.P.
By:	/s/ Steven R. Deitcher	By:	/s/ James Flynn
	Name: Steven R. Deitcher Title President & CEO		Name James Flynn Title General Partner

LENDER: DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.		LENDER: DEERFIELD SPECIAL SITUATIONS FUND L.P.

By:	/s/ James Flynn	By:	/s/ James Flynn
	Name James Flynn Title General Partner		Name James Flynn Title General Partner

LENDER DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

		By:	/s/ James Flynn
Name James Flynn Title General Partner

SCHEDULE 1

FORM OF DISBURSEMENT REQUEST

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Request for Disbursement of the Loan

1.

Please refer to the Facility Agreement (the “Facility Agreement”), dated as of October 30, 2007, between Hana Biosciences, Inc.  (the “Borrower”) and Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (together the “Lenders”).

2.

Terms defined in the Facility Agreement shall have the same meanings herein.

3.

The Borrower hereby requests a Disbursement, on [date], of the amount of [amount of drawdown], in accordance with the provisions of Section 2.2 of the Facility Agreement.  You are requested to pay the amount to the following account [account number] at [name of bank].

4.

Attached hereto is a signed but undated receipt for the amount hereby requested to be disbursed, and we hereby authorize the Lenders to date such receipt as of the date of actual disbursement by the Lenders of the funds hereby requested to be disbursed.

5.

The Borrower hereby certifies as follows:

(a)

The representations and warranties in Article III of the Facility Agreement are true in all material respects on the date hereof with the same effect as though such representations and warranties had been made on today’s date; provided, however, that for the purposes of this clause (a), the representation and warranty in Section 3.1(h) shall be deemed to refer to litigation, arbitration, proceeding or investigation that could have a Material Adverse Effect.

(b)

All of the conditions set forth in Article IV of the Facility Agreement have been satisfied; and

(c)

The Milestone, if any, required to be satisfied before the Borrower may request the Disbursement provided for herein has been achieved and the Borrower has

1

provided evidence to the Lenders evidencing such achievement.  Such Disbursement is to be used solely to reimburse the Borrower for expenses it incurred in achieving such Milestone, if any.

6.

The above certifications are effective as of the date of this request for Disbursement and will continue to be effective as of the Disbursement Date.  If any of these certifications is no longer valid as of or prior to the Disbursement Date, the Borrower will immediately notify the Lenders and will repay the amount disbursed upon demand by the Lenders if Disbursement is made prior to the receipt of such notice.

HANA BIOSCIENCES, INC. By: _________________________ Name: _______________________ Title: ________________________

2

SCHEDULE 2

FORM OF EVIDENCE OF DISBURSEMENT

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Re: Disbursement Receipt

Hana Biosciences, Inc. (the “Borrower”) hereby acknowledge receipt of the sum of [insert amount of disbursement] disbursed to us by Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (together the “Lenders”) under the Loan provided for in the Facility Agreement, dated as of October 30, 2007, between the Borrower and the Lenders.

Yours faithfully,

HANA BIOSCIENCES, INC. By: _________________________ Name: _______________________ Title: ________________________

1

EXHIBIT A-1

FORM OF PROMISSORY NOTE

[See Exhibit 4.9 filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007]

1

EXHIBIT A-2

FORM OF PROMISSORY NOTE

[See Exhibit 4.9 filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007]

1

EXHIBIT B

 SCHEDULE OF AND CONDITIONS TO DISBURSEMENTS; MILESTONES; MILESTONE PRODUCTS

1.

Borrower shall be eligible to receive $7,500,000 from Lenders on or after execution of this Agreement.

2.

Borrower shall be eligible to receive $5,000,000 from Lenders on or after April 30, 2008.

3.

Borrower shall be eligible to receive $2,500,000 from Lenders on or after October 30, 2008.

4.

Borrower shall be eligible to receive $5,000,000 from Lenders on or after April 30, 2009.

5.

Borrower shall be eligible to receive $2,500,000 from Lenders on or after the enrollment of first human subject in a trial using menadione that is intended to demonstrate amelioration or prevention of EGFR-inhibitor induced rash.

6.

Borrower shall be eligible to receive $5,000,000 from Lenders on or after the public announcement of non-futility of the RALLY Study allowing continuation of the Study.

7.

Borrower shall be eligible to receive $2,500,000 from Lenders on or after the enrollment of first human subject in a Phase 2 treatment or prevention trial with menadione.

Deerfield Private Design Fund shall determine, in the exercise of its reasonable discretion, if the conditions identified for disbursements 5, 6 and 7 have been achieved.  In making such determination, Deerfield Private Design Fund shall use principles generally accepted for the development of pharmaceutical products.

For the purpose of this Exhibit B, the RALLY Study shall consist of the following:

(a) Study Disease: Philadelphia chromosome negative acute lymphoblastic leukemia or lymphoblastic lymphoma.

(b) Study Population: Adults in second relapse or those who have relapsed following 2 prior lines of therapy.

(c) Study Design: Multi-center, multi-national, single-arm, open-label trial.

(d) Study Treatment: Single-agent weekly intravenous Marqibo at a dose of 2.25 mg/m2 with no dose cap.

(e) Primary Outcome Measure: Confirmed complete remission (CR) or complete remission without full platelet recovery (CRp).

(f) Sample Size: 56 evaluable subjects.

1

EXHIBIT C

Allocation of Warrants

Condition Set Forth In Exhibit B	Deerfield Private Design Fund, L.P.	Deerfield Private Design International, L.P.	Deerfield Special Situations Fund L.P.	Deerfield Special Situations Fund International Limited	Total
Initial Warrants:	127,667	205,666	23,533	43,134	400,000
1.	1,540,117	2,481,077	283,896	520,343	4,825,433
5.	89,840	144,730	16,561	30,353	281,484
6.	179,680	289,459	33,121	60,707	562,967
7.	89,840	144,730	16,561	30,353	281,484

TOTAL:	2,027,144	3,265,662	373,672	684,890

1

EXHIBIT D

SCHEDULE OF PERMITTED LIENS

The security interest to be granted to NovaDel Pharma, Inc. (“NovaDel”), as contemplated by Section 4.1.3 of that certain Amended and Restated License Agreement dated July 31, 2007 between the Company and NovaDel and Section 6.3.4 of that certain Product Development and Commercialization Sublicense Agreement dated July 31, 2007 among the Company, Par Pharmaceutical, Inc. and NovaDel.